UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2008

Comarco, Inc.

(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949)599-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 1, 2008 Messrs. Richard T. LeBuhn and Robert W. Sundius, Jr., were unanimously elected as Directors by the existing members of the Board of Directors to fill the open seats on the Board after increasing the number of authorized directors to seven. Both new directors were elected by the Board, upon the unanimous recommendation of the Governance and Nominating Committee following its review and consideration of the candidates. The two candidates were considered at the suggestion of Broadwood Capital, Inc., the manager of investment funds that are significant shareholders of the Registrant. Mr. LeBuhn is an employee of Broadwood Capital. There are no other arrangements or understanding with respect to these elections.

Messrs. LeBuhn and Sundius will each receive the Registrant’s standard compensation package for non-employee directors consisting of annual cash compensation of $48,000 and an initial grant of 15,000 non-qualified stock options with a strike price equal to the first reported sale price of the Registrant’s common stock as reported Monday, March 3, 2008.

(e) The Registrant entered into a separation and release agreement with Thomas A. Franza, its President and Chief Executive Officer, that provides that Mr. Franza’s employment at his current compensation rate and benefits will continue until the first to occur of (1) his termination, at the discretion of the Registrant’s Board of Directors, or (2) July 31, 2008. Upon termination under either of the circumstances specified in the proceeding sentence, Mr. Franza will be entitled to receive a separation payment of $669,164 (equal to twenty-two months compensation at his current base salary rate). In addition, Mr. Franza will be entitled to receive (1) an additional lump sum payment of $30,207.54 (equal to the aggregate premium for his participation in the Registrant’s health plan for 22 months) and (2) the automobile currently provided to him by the Registrant. Mr. Franza will be required to deliver a general release to the Registrant to receive the benefits described above.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

(a) On March 1, 2008 the Registrant’s Board of Directors approved an amendment to Section 1(b) of Article IV of the Registrant’s Bylaws fixing the number of authorized directors at seven. A copy of the Registrant’s Amended and Registrant’s Bylaws, including the amendment, is filed herewith as Exhibit 3.02.

Item 7.01	Regulation FD Disclosure

On March 5, 2008, the Registrant issued a press release reporting the election of two new directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.02	Amended and Restated Bylaws (including the amendment to Article IV, Section 1(b))

99.1	Press Release dated March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
(Registrant)

Date: March 6, 2008	/s/ Daniel R. Lutz
(Signature)
Daniel R. Lutz
Executive Vice President and Chief Financial Officer